Exhibit 10.2

EXECUTION COPY

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT dated as of November 13, 2006 (this “Agreement”), among VERIZON COMMUNICATIONS INC., a Delaware corporation (“Verizon”), J.P. MORGAN VENTURES CORPORATION, a Delaware corporation (the “Investment Entity”), and, solely with respect to Sections 2, 3(b), 5, 6, 7, 8, 9 and 10 hereof, IDEARC INC., a Delaware corporation (“SpinCo”).

WHEREAS, SpinCo intends to issue (a) the obligations set forth on Schedule I hereto (collectively, the “SpinCo Notes”), and (b) the obligations set forth on Schedule II hereto (collectively, the “Term Loan Notes” and, together with the SpinCo Notes, the “SpinCo Obligations”), in each case, to Verizon;

WHEREAS, the Investment Entity has purchased the debt obligations of Verizon set forth on Schedule III hereto (collectively, the “Verizon Debt”) through open market purchases;

WHEREAS, Verizon desires to exchange 50% of the SpinCo Obligations with the Investment Entity for some or all of the Verizon Debt;

WHEREAS, the Investment Entity desires to exchange some or all of the Verizon Debt for such portion of the SpinCo Obligations; and

WHEREAS, concurrently with the execution and delivery of this Agreement, Verizon, Bear, Stearns & Co. Inc. (the “Parallel Investment Entity”) and SpinCo are entering into an exchange agreement (the “Parallel Exchange Agreement”) pursuant to which Verizon intends to exchange the remaining 50% of the SpinCo Obligations with the Parallel Investment Entity for certain debt obligations of Verizon held by the Parallel Investment Entity, and the Parallel Investment Entity has indicated its desire to exchange certain debt obligations of Verizon held by the Parallel Investment Entity for such portion of the SpinCo Obligations, subject to the same terms and conditions as set forth in this Agreement.

NOW THEREFORE, in consideration of the representations, warranties and agreements contained in this Agreement, the parties agree as follows:

1. The Exchange. (a) Subject to the terms and conditions and in reliance upon the representations and warranties in this Agreement, at the Closing (as defined below) (i) Verizon shall transfer to the Investment Entity, and the Investment Entity shall accept, the SpinCo Obligations set forth on Schedule IV hereto (the “Exchange Notes”), and (ii) the Investment Entity shall transfer to Verizon, and Verizon shall accept, the debt obligations of Verizon set forth on Schedule V hereto (collectively, the “Debt Obligations”) (the transactions described in clauses (i) and (ii) above, collectively, the “Exchange”).

(b) The Exchange shall occur at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York (the “Closing”), on November 17, 2006, or at such other place or time, or on such later date, as may be agreed upon by Verizon, the Investment Entity and the Parallel Investment Entity (the date on which the Closing occurs, the “Closing Date”). At the Closing, (i) Verizon shall deliver the Exchange Notes that are SpinCo Notes to the Investment Entity, and the Investment Entity shall accept such Exchange Notes, through the facilities of The Depository Trust Company (“DTC”) or as otherwise agreed by Verizon and the Investment Entity, (ii) Verizon shall deliver the Exchange Notes that are Term Loan Notes to the Investment Entity, and the Investment Entity shall accept such Exchange Notes, by executing the Assignment and Assumption attached as Exhibit A hereto (such agreement, the “Assignment and Assumption”), and (iii) the Investment Entity shall deliver the Debt Obligations to Verizon, and Verizon shall accept the Debt Obligations, through the facilities of DTC or as otherwise agreed by the Investment Entity and Verizon.

(c) As used in this Agreement, the term “Business Day” shall mean those days on which both the New York Stock Exchange and banking institutions located in New York City are open for trading or banking, as the case may be, in the ordinary course of business.

2. Assignment of Rights by Verizon. Effective as of the Closing, Verizon hereby assigns to the Investment Entity all its rights arising out of or in respect of the Exchange Notes, and SpinCo hereby consents to such assignment.

3. Representations and Warranties. (a) Verizon hereby represents and warrants to the Investment Entity that:

(i) Verizon is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Verizon has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Verizon and constitutes a legal, valid and binding obligation of Verizon, enforceable against Verizon in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(ii) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”) or nongovernmental third party is required to be obtained or made by or with respect to Verizon or any of its subsidiaries (including SpinCo) in connection with the execution, delivery and performance of this Agreement except as have been previously obtained or made.

(iii) Neither the Exchange nor the consummation of any other transaction contemplated herein nor the fulfillment of the terms hereof shall result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which Verizon or any of its subsidiaries (including SpinCo) is a party or by which it is bound, or Verizon’s Certificate of Incorporation or By-Laws, or any order, rule or regulation applicable to Verizon of any court, Federal or state regulatory body, administrative agency or other governmental body having jurisdiction over Verizon or its properties.

(iv) Prior to the Closing, Verizon will have good and valid title to the Exchange Notes, free and clear of any liens, claims, equities, encumbrances, security interests, options, charges or restrictions of any kind (collectively “Liens”). Upon the Exchange, done in accordance with clause (b) of Section 1, good and valid title to the Exchange Notes shall pass to the Investment Entity, free and clear of any Liens, other than those arising from acts of the Investment Entity.

(v) Verizon has made its own independent inquiry as to the legal, tax and accounting aspects of the transactions contemplated by this Agreement and any related transactions, and Verizon has not relied on the Investment Entity, the Investment Entity’s legal counsel or the Investment Entity’s accounting advisors for legal, tax or accounting advice in connection with the transactions contemplated by this Agreement or any related transactions.

(b) SpinCo hereby represents and warrants to the Investment Entity that when the Exchange Notes are (i) issued by SpinCo to Verizon and (ii) transferred by Verizon to the Investment Entity at the Closing in exchange for the Debt Obligations, (1) the Exchange Notes that are SpinCo Notes will (x) be duly and validly authorized and issued, (y) constitute valid and legally binding obligations of SpinCo enforceable against SpinCo in accordance with their terms and (z) be in the form contemplated by, and entitled to the benefits of, the indenture governing the SpinCo Notes (the “Indenture”), and (2) the Credit Agreement (as defined below) will (x) be duly authorized, executed and delivered by the parties thereto and (y) constitute a valid and legal obligation of SpinCo enforceable against SpinCo in accordance with its terms, in the case of clause (1)(y) and clause (2)(y), subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) The Investment Entity hereby represents and warrants to Verizon that:

(i) The Investment Entity is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Investment Entity has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Investment Entity and constitutes a legal, valid and binding obligation of the Investment Entity, enforceable against the Investment Entity in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(ii) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity or nongovernmental third party is required to be obtained or made by or with respect to the Investment Entity in connection with the execution, delivery and performance of this Agreement except as have been previously obtained or made.

(iii) Neither the Exchange nor the consummation of any other transaction contemplated herein nor the fulfillment of the terms hereof shall result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Investment Entity is a party or by which it is bound, or the Investment Entity’s Certificate of Incorporation or By-Laws, or, to the best of its knowledge, any order, rule or regulation applicable to the Investment Entity of any court, Federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Investment Entity or its properties.

(iv) Prior to the Closing, the Investment Entity will have good and valid title to the Debt Obligations, free and clear of any Liens. Upon the Exchange, done in accordance with clause (b) of Section 1, good and valid title to the Debt Obligations shall pass to Verizon, free and clear of any Liens, other than those arising from acts of Verizon.

(v) The Investment Entity is an accredited investor within the meaning of Rule 501(a) under the Securities Act of 1933, as amended.

(vi) The Investment Entity has made its own independent inquiry as to the legal, tax and accounting aspects of the transactions contemplated by this Agreement and any related transactions and the Investment Entity has not relied on Verizon, Verizon’s legal counsel or Verizon’s accounting advisors for legal, tax or accounting advice in connection with the transactions contemplated by this Agreement or any related transactions.

4. Conditions. (a) The obligations of the Investment Entity to exchange the Debt Obligations for the Exchange Notes at the Closing shall be subject to the satisfaction (or waiver) of the following conditions:

(i) Verizon shall have furnished to the Investment Entity an opinion of Debevoise & Plimpton LLP dated the Closing Date, with respect to (A) due authorization, execution and enforceability of this Agreement, (B) no required governmental consents and (C) no adverse claims;

(ii) no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition shall be in effect preventing the consummation of the transactions contemplated to occur at the Closing;

(iii) (A) the representations and warranties of Verizon in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same effect as if made on the Closing Date, (B) Verizon shall have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date and (C) Verizon shall have furnished to the Investment Entity a certificate of Verizon in a form reasonably satisfactory to the Investment Entity, signed by a Vice President or Treasurer of Verizon and dated the Closing Date, to the effect set forth in clauses (A) and (B) above;

(iv) the private letter ruling Verizon received from the Internal Revenue Service in September 2006 (as may be supplemented from time to time prior to the date hereof), shall continue to be in full force and effect as of the Closing Date;

(v) the Purchase Agreement dated November 1, 2006 (the “Purchase Agreement”), among the Investment Entity and the Parallel Investment Entity, as selling noteholders, SpinCo, the Guarantors (as defined therein), and J.P. Morgan Securities Inc. and Bear, Stearns & Co. Inc., as representatives of the initial purchasers named in Schedule 1 thereto, shall remain in full force and effect and all the conditions precedent set forth in the Purchase Agreement shall have been satisfied, provided that this clause (v) shall not apply to any condition that the Exchange shall have occurred;

(vi) the Indenture shall have been executed substantially in the form attached as Exhibit B hereto and shall be in full force and effect as of the Closing Date, without any amendments or modifications thereto;

(vii) the Credit Agreement to be dated as of the Closing Date (the “Credit Agreement”), among SpinCo, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Bear Stearns Corporate Lending Inc., as syndication agent, and J.P. Morgan Securities Inc. and Bear, Stearns & Co. Inc., as joint lead arrangers and joint bookrunners, shall have been executed substantially in the form attached as Exhibit C hereto and shall be in full force and effect as of the Closing Date, without any amendments or modifications thereto;

(viii) the spin-off of SpinCo to Verizon’s stockholders as described in the Form 10 Registration Statement filed by SpinCo shall have occurred; and

(ix) no default or event of default has occurred and is continuing under the Indenture or the Credit Agreement.

In the event that any of the conditions set forth in this clause (a) shall not have been fulfilled (or waived by the Investment Entity) on the Closing Date, this Agreement may be terminated by the Investment Entity by delivering a written notice of termination to Verizon, provided that such termination shall not be effective until the Parallel Investment Entity has also delivered a notice of termination to Verizon pursuant to Section 4(a) of the Parallel Exchange Agreement.

(b) The obligations of Verizon to exchange the Exchange Notes for the Debt Obligations at the Closing shall be subject to the satisfaction (or waiver) of the following conditions:

(i) the Investment Entity shall have furnished to Verizon an opinion of Cravath, Swaine & Moore LLP, counsel for the Investment Entity, dated the Closing Date, with respect to (A) due authorization, execution and enforceability of this Agreement, (B) no required governmental consents and (C) no adverse claims;

(ii) (A) the representations and warranties of the Investment Entity in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same effect as if made on the Closing Date, (B) the Investment Entity shall have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date and (C) the Investment Entity shall have furnished to Verizon a certificate of the Investment Entity in form reasonably satisfactory to Verizon, signed by an authorized officer and dated the Closing Date, to the effect set forth in clauses (A) and (B) above;

(iii) the Purchase Agreement shall remain in full force and effect and all the conditions precedent set forth in the Purchase Agreement shall have been satisfied, provided that this clause shall not apply to any condition that the Exchange shall have occurred;

(iv) the Indenture shall have been executed substantially in the form attached as Exhibit B hereto and shall be in full force and effect as of the Closing Date, without any amendments or modifications thereto;

(v) the Credit Agreement shall have been executed substantially in the form attached as Exhibit C hereto and shall be in full force and effect as of the Closing Date, without any amendments or modifications thereto; and

(vi) the spin-off of SpinCo to Verizon’s stockholders as described in the Form 10 Registration Statement filed by SpinCo shall have occurred.

In the event that any of the conditions set forth in this clause (b) shall not have been fulfilled (or waived by Verizon) on the Closing Date, this Agreement may be terminated by Verizon by delivering a written notice of termination to the Investment Entity and the Parallel Investment Entity.

5. Relationship of Parties. All acquisitions of Verizon Debt by the Investment Entity, all exchanges of Debt Obligations for Exchange Notes by the Investment Entity pursuant to this Agreement, all distributions by the Investment Entity of Exchange Notes and all other acts or omissions of the Investment Entity in connection with this Agreement, are for the Investment Entity’s own account and not for the account of Verizon. No principal-agent relationship is, nor is intended to be, created between Verizon and the Investment Entity by any of the provisions of this Agreement. Each of Verizon and SpinCo acknowledges and agrees that the Investment Entity is acting solely in the capacity of an arm’s length contractual counterparty to Verizon and SpinCo with respect to the transactions contemplated hereby (including in connection with determining the terms of the offering under the Purchase Agreement) and not as a financial advisor or fiduciary to, or an agent of, Verizon, SpinCo or any other person.

6. Representations to Survive. The respective agreements, representations, warranties and other statements of Verizon or its officers and of the Investment Entity or its officers and the agreements of SpinCo, in each case set forth in or made pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Investment Entity, Verizon, SpinCo or any of their respective officers, and shall survive the Closing.

7. Notices. All communications hereunder shall be in writing and addressed to the applicable party at its address set forth below or to such other address as such party may specify in writing:

(a)	if to the Investment Entity, to it at:

J.P. Morgan Ventures Corporation

270 Park Avenue

New York, New York 10017

Attention: Akis Psarris

Facsimile No.: (212) 834-6170

(b)	if to Verizon, to it at:

Attention: John W. Diercksen

Facsimile No.: (212) 385-3904

With copies to:

Verizon Financial Services LLC

3900 Washington St., 2nd Fl.

Wilmington, DE 19802

Attention: Janet Garrity

Facsimile No.: (302) 761-4245

and

Verizon

One Verizon Way

Basking Ridge, NJ 07920

Attention: Philip Marx

Facsimile No.: (908) 696-2067

(c)	if to SpinCo, to it at:

2200 West Airfield Drive

DFW Airport, TX 75261

Attention: William G. Mundy

Facsimile No.: (972) 453-7920

All communications hereunder shall be effective upon receipt and any such communication shall be deemed received (i) in the case of delivery by U.S. mail, on the date that such communication shall have been delivered to the recipient thereof, (ii) in the case of delivery by receipted delivery service, on the date and at the time that such communication shall have been delivered to the recipient thereof, as evidenced by the delivery service receipt therefor, or (iii) in the case of delivery by a facsimile transmission, on the date and at the time that such communication shall have been delivered to the recipient thereof, as evidenced by the facsimile equipment confirmation.

8. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and no other person shall have any right or obligation hereunder.

9. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

10. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

VERIZON COMMUNICATIONS INC.,

by	/s/ John W. Diercksen
Name: John W. Diercksen
Title: Executive Vice President

J.P. MORGAN VENTURES CORPORATION,

by	/s/ Akis Psarris
Name: Akis Psarris
Title: Authorized Signatory

As to Sections 2, 3(b), 5, 6, 7, 8, 9 and 10 only:

IDEARC INC.,

by	/s/ Andrew Coticchio
Name: Andrew Coticchio
Title: Chief Financial Officer and Treasurer

Schedule I

SpinCo Notes

1.	8% senior unsecured notes due 2016 in aggregate principal amount of $2,850,000,000 issued pursuant to the Indenture (the “Senior Unsecured Notes”).

Schedule II

Term Loan Notes

1.	senior secured term loans due 2014 in an aggregate principal amount of $4,300,000,000 issued pursuant to the Credit Agreement.

Schedule III

Verizon Debt

Debt Description	CUSIP	Maturity	Principal Amount
Commercial Paper	92344MNC3	01/12/2007	$1,800,000,000
Floating Rate Exchangeable Notes	9234E0BW9	04/13/2007	$37,500,000
Floating Rate Exchangeable Notes	9234E0BY5	04/13/2007	$5,000,000
Floating Rate Exchangeable Notes	9234E0CD0	10/15/2007	$425,000,000
Floating Rate Exchangeable Notes	9234E0CE8	10/15/2007	$245,000,000
Floating Rate Exchangeable Notes	9234E0BT6	01/12/2007	$250,000,000
Floating Rate Exchangeable Notes	9234E0CC2	10/15/2007	$93,000,000
Floating Rate Notes	92343VAD6	08/15/2007	$85,000,000
Commercial Paper	92344MMF7	12/15/2006	$600,000,000

Schedule IV

Exchange Notes

1.	Senior Unsecured Notes in an aggregate principal amount of $1,425,000,000.

2.	Term Loan Notes in an aggregate principal amount of $2,150,000,000.

Schedule V

Debt Obligations

Debt Description	CUSIP	Maturity	Principal Amount
Commercial Paper	92344MNC3	01/12/2007	$1,800,000,000
Floating Rate Exchangeable Notes	9234E0BW9	04/13/2007	$37,500,000
Floating Rate Exchangeable Notes	9234E0BY5	04/13/2007	$5,000,000
Floating Rate Exchangeable Notes	9234E0CD0	10/15/2007	$425,000,000
Floating Rate Exchangeable Notes	9234E0CE8	10/15/2007	$245,000,000
Floating Rate Exchangeable Notes	9234E0BT6	01/12/2007	$250,000,000
Floating Rate Exchangeable Notes	9234E0CC2	10/15/2007	$93,000,000
Floating Rate Notes	92343VAD6	08/15/2007	$85,000,000
Commercial Paper	92344MMF7	12/15/2006	$596,970,000